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                                                                      EXHIBIT 21

                        BROWNING-FERRIS INDUSTRIES, INC.
                              LIST OF SUBSIDIARIES

                           NORTH AMERICAN SUBSIDIARIES

       Attwoods of North America, Inc.                                                          Delaware
2      BFI Energy Systems of Albany, Inc.                                                       Delaware
2      BFI Energy Systems of Delaware County, Inc.                                              Delaware
2      BFI Energy Systems of Boston, Inc.                                                  Massachusetts
2      BFI Energy Systems of Essex County, Inc.                                               New Jersey
2      BFI Energy Systems of Hempstead, Inc.                                                    Delaware
2      BFI Energy Systems of Niagara, Inc.                                                      Delaware
2      BFI Energy Systems of Plymouth, Inc.                                                     Delaware
2      BFI Energy Systems of SEMASS, Inc.                                                       Delaware
2      BFI Energy Systems of Southeastern Connecticut, Inc.                                     Delaware
       BFI Medical Waste Systems of Washington, Inc.                                            Delaware
       BFI of Ponce, Inc.                                                                    Puerto Rico
2      BFI Ref-Fuel, Inc.                                                                       Delaware
1      BFI Services Group, Inc.                                                               California
       BFI Trans River (GP), Inc.                                                               Delaware
       BFI Trans River (LP), Inc.                                                               Delaware
       BFI Waste Systems of North America, Inc.                                                 Delaware
       Browning-Ferris Gas Services, Inc.                                                       Delaware
1      Browning-Ferris, Inc.                                                                    Maryland
1      Browning-Ferris Industries Chemical Services, Inc.                                         Nevada
       Browning-Ferris Industries, Inc.                                                    Massachusetts
       Browning-Ferris Industries Ltd.                                                           Ontario
           389343 Alberta Ltd.                                                                   Alberta
           Usine de Triage Lachenaie Inc.                                                         Quebec
                BFI Energy Inc.                                                                   Quebec
1          Environmental Waste Systems, Inc.                                                     Ontario
           10133 Newfoundland Limited                                                       Newfoundland
           Med-Tech Environmental Limited                                                        Ontario
       Browning-Ferris Industries of California, Inc.                                         California
           Keller Canyon Landfill Company                                                     California
       Browning-Ferris Industries of Connecticut, Inc.                                          Delaware
       Browning-Ferris Industries of Florida, Inc.                                              Delaware
       Browning-Ferris Industries of Hawaii, Inc.                                               Delaware
       Browning-Ferris Industries of Illinois, Inc.                                             Delaware
       Browning-Ferris Industries of New Jersey, Inc.                                         New Jersey
           BFI Transfer Systems of New Jersey, Inc.                                           New Jersey
           BFI Waste Systems of New Jersey, Inc.                                              New Jersey
       Browning-Ferris Industries of New York, Inc.                                             New York
       Browning-Ferris Industries of Ohio, Inc.                                                 Delaware
3          Warner Hill Development Company                                                          Ohio
       New Morgan Landfill Company, Inc.                                                    Pennsylvania
       Browning-Ferris Industries of Puerto Rico, Inc.                                       Puerto Rico
       Browning-Ferris Industries of Tennessee, Inc.                                           Tennessee



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

       Browning-Ferris Services, Inc.                                                           Delaware
           BFI Properties, Inc.                                                                    Texas
           Browning-Ferris Financial Services, Inc.                                             Delaware
       CECOS International, Inc.                                                                New York
       Environmental Development Corp.                                                       Puerto Rico
       Global Indemnity Assurance Company                                                        Vermont
       International Disposal Corp. of California                                             California
       Newco Waste Systems of New Jersey, Inc.                                                New Jersey
       Risk Services, Inc.                                                                      Delaware
       Woodlake Sanitary Service, Inc.                                                         Minnesota
4          VHG, Inc.                                                                           Minnesota












------------------------------------
Parent-subsidiary relationships are indicated by indentations. Except as otherwise indicated by symbol preceding the name, 100% of the voting securities of each of the subsidiaries is owned by the indicated parent of such subsidiary.


1    Dormant company - no operations
2    Owns 50% interest in American Ref-Fuel partnership
3    66-2/3% owned
4    50% owned by Woodlake Sanitary Service, Inc.



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